SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2019, Craft Brew Alliance, Inc. (the “Company”), and Bank of America, N.A. ("BofA"), executed a Fourth Amendment (the "Amendment") to the Amended and Restated Credit Agreement dated as of November 30, 2015 (the "Credit Agreement"), by and among the Company as borrower, its subsidiaries as guarantors, and BofA as lender. The primary changes effected by the Amendment were to: (i) add new defined terms relating to that certain Agreement and Plan of Merger, dated as of November 11, 2019, by and among the Company, Barrel Subsidiary, Inc., and Anheuser-Busch Companies, LLC (the "A-B Merger"); (ii) revise the definition of Consolidated EBITDA to account for legal fees and expenses paid in cash in connection with the A-B Merger; and (iii) revise the financial covenants contained in Section 7.11 of the Credit Agreement.

The Credit Agreement provides for a credit facility which includes a $45,000,000 reducing revolving facility, including a $2,500,000 sublimit for the issuance of standby letters of credit, as well as a term loan facility in the amount of $8,381,000 as of the date of this report. The maximum amount of the revolving facility is subject to loan commitment reductions in the amount of $750,000 each quarter beginning March 31, 2020. The Company may use the proceeds of the credit facility for general corporate purposes, including capital expenditures. The term of the credit facility expires on September 30, 2023.
As amended, the Credit Agreement requires the Company to satisfy the following financial covenants: (i) on or after the earliest to occur of July 1, 2020 or the termination of the A-B Merger, a Consolidated Leverage Ratio of 3.50 to 1.00; (ii) on or after the earliest to occur of July 1, 2020 or the termination of the A-B Merger, a Fixed Charge Coverage Ratio of 1.20 to 1.00; and (iii) on a trailing four-quarter basis at each of March 31, 2020 and June 30, 2020, a minimum Consolidated EBITDA of $3,000,000. Failure to maintain compliance with these covenants is an event of default and would give BofA the right to declare the entire outstanding loan balance immediately due and payable.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibit is filed with this Form 8-K:

10.1 Fourth Amendment to Amended and Restated Credit Agreement, dated December 31, 2019, by and among Craft Brew Alliance, Inc., its subsidiaries, and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: January 7, 2020	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer